Exhibit 32.1

CERTIFICATION OF CEO PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

I, David C. Brown, Chief Executive Officer of Victory Capital Holdings, Inc. (the “Company”), hereby certify pursuant to Section 1350 of chapter 63 of title 18 of the United States Code, and Section 906 of the Sarbanes‑Oxley Act of 2002, that, to the best of my knowledge: (1) the Quarterly Report on Form 10‑Q of the Company to which this Exhibit is attached (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID C. BROWN
David C. Brown
Chief Executive Officer and Chairman
August 9, 2024